Exhibit 99.1
ESS Tech, Inc. Announces Second Quarter 2025 Financial Results

Secured up to $31 million in new capital, strengthening balance sheet and extending operational runway
Proposal activity exceeding 1.1 GWh following Energy Base launch
Strengthened our leadership team to advance the company vision with the appointment of Jigish Trivedi as COO
Operating cash burn reduced by ~80% in June compared to Q1 average.

WILSONVILLE, Ore. – August 14, 2025 – ESS Tech, Inc. (“ESS,” “ESS, Inc.” or the “Company”) (NYSE: GWH), a leading manufacturer of long-duration energy storage systems (LDES) for commercial and utility-scale applications, today announced financial results for its second quarter ended June 30, 2025.
The second quarter marked a pivotal period in ESS’s strategic reset, with significant progress on both commercial execution and capital discipline. During July, the Company secured up to $31 million in new capital through a combination of immediate cash inflows and a $25 million Standby Equity Purchase Agreement, providing flexibility to scale deployments. Further, commercial momentum accelerated following launch of the Energy Base, ESS’s proprietary long-duration, non-flammable iron flow battery platform. The Company closed its first Energy Base sale, has entered into contracting for additional Energy Base projects and submitted proposals totaling over 1.1 GWh during the quarter. ESS’s Made in the USA manufacturing model—with over 98% domestically sourced components—continues to provide a competitive edge in navigating evolving trade policy and tariff environments. Recent federal legislation, including the One Big Beautiful Bill Act, maintains key Section 45X Production Tax Credits while expanding incentives for domestically manufactured energy storage, positioning ESS products as even more attractive to customers seeking long-duration solutions with minimal supply chain risk.
Operationally, ESS continued to enhance efficiency and reduce costs while maintaining delivery readiness. “Q2 reflects the early results of the operational reset we began earlier this year,” said Kelly Goodman, Interim CEO of ESS. “We are building a business with sharper focus, disciplined execution, and a stronger financial foundation. We are excited to welcome Jigish Trivedi as our new Chief Operating Officer and Kate Suhadolnik as interim Chief Financial Officer – two proven leaders who will help drive the next phase of our growth. We continue to see growing demand from Tier 1 customers and with a robust pipeline, ESS is well-positioned to deliver safe, sustainable, long-duration storage solutions at scale while creating long-term value for our customers and shareholders.”
Financial Highlights for Q2 2025
•GAAP revenue of $2.4 million, up 294% from Q1 2025
•GAAP cost of revenues of $7.5 million, down 15% from Q1 2025
•GAAP operating expenses of $6.5 million, down 35% quarter-over-quarter
•GAAP net loss and adjusted EBITDA improved 50% year-over year
In addition, the Company ended July with $7.2 million in cash and cash equivalents, up from $0.8 million at the end of Q2.

Conference Call Details
ESS will hold a conference call on Thursday, August 14, 2025 at 5:00 p.m. EDT to discuss financial results for its second quarter 2025 ended June 30, 2025. Interested parties may join the conference call beginning at 5:00 p.m. EDT on Thursday, August 14, 2025 via telephone by calling (833) 470-1428 in the U.S., or for international callers, by calling +1 (404) 975-4839 and entering conference ID 271308. A telephone replay will be available until August 21, 2025, by dialing (866) 813-9403 in the U.S., or for international callers, +1 (929) 458-6194 with conference ID 482125. A live webcast of the conference call will be available on ESS’ Investor Relations website at http://investors.essinc.com/.
A replay of the call will be available via the web at http://investors.essinc.com/.
About ESS, Inc.
ESS (NYSE: GWH) is the leading manufacturer of long-duration iron flow energy storage solutions. ESS was established in 2011 with a mission to accelerate decarbonization safely and sustainably through longer lasting energy storage. Using easy-to-source iron, salt, and water, ESS iron flow technology enables energy security, reliability and resilience. We build flexible storage solutions that allow our customers to meet increasing energy demand without power disruptions and maximize the value potential of excess energy. For more information visit www.essinc.com.
Use of Non-GAAP Financial Measures
In this press release and the accompanying earnings call, the Company includes Non-GAAP Operating Expenses and Adjusted EBITDA, which are non-GAAP performance measures that the Company uses to supplement its results presented in accordance with U.S. GAAP. As required by the rules of the Securities and Exchange Commission (“SEC”), the Company has provided herein a reconciliation of the non-GAAP financial measures contained in this press release and the accompanying earnings call to the most directly comparable measures under GAAP. The Company’s management believes Non-GAAP Operating Expenses and Adjusted EBITDA are useful in evaluating its operating performance and are similar measures reported by publicly-listed U.S. companies, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability for the periods presented. Adjusted EBITDA is not intended to be a substitute for net income/loss or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry. Further, Non-GAAP Operating Expenses are not intended to be a substitute for GAAP Operating Expenses or any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
The Company defines and calculates Non-GAAP Operating Expenses as GAAP Operating Expenses adjusted for stock-based compensation. The Company defines and calculates Adjusted EBITDA as net loss before interest, other non-operating expense or income, and depreciation and amortization, and further adjusted for stock-based compensation and other special items determined by management, including, but not limited to, fair value adjustments for certain financial liabilities associated with debt and equity transactions as they are not indicative of business operations.
Forward-Looking Statements
This communication contains certain forward-looking statements, including statements regarding ESS and its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intends”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “will” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Examples of forward-looking statements include, among others, statements regarding the Company’s manufacturing plans, the development and launch of the Energy Base product, the Company’s order and sales pipeline, the Company’s ability to successfully bid on projects and execute on orders, the Company’s ability to effectively manage costs, the Company’s partnerships with third parties, relationships with current and potential customers, and potential capital raising measures, including under the Company’s Standby Equity Purchase Agreement. These forward-looking statements are based on ESS’ current expectations and beliefs concerning future developments and their potential effects on ESS. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication. There can be no assurance that the future developments affecting ESS will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond ESS control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, delays, disruptions, or quality control problems in the Company’s manufacturing operations; issues related to the development and launch of the Energy Base product; failure to successfully bid on projects and acquire customers; issues related to the Company’s partnerships with third parties; risk of loss of government funding for customer projects; failure to raise additional capital, including under the Company’s Standby Equity Purchase Agreement, on acceptable terms or at all; and the Company’s need to achieve significant business growth to achieve sustained, long-term profitability. Except as required by law, ESS is not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.
Contacts
Investors:
Erik Bylin
investors@essinc.com

Source: ESS Tech, Inc.

ESS Tech, Inc.
Condensed Statements of Operations and Comprehensive Loss
(unaudited)
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue:
Revenue	$56	$342	$627	$2,556
Revenue - related parties	2,302	6	2,330	530
Total revenue	2,358	348	2,957	3,086
Cost of revenue	7,459	11,748	16,205	22,874
Gross profit (loss)	(5,101)	(11,400)	(13,248)	(19,788)
Operating expenses
Research and development	1,424	2,836	3,902	6,382
Sales and marketing	1,304	2,711	3,254	4,745
General and administrative	3,728	6,178	9,299	11,704
Total operating expenses	6,456	11,725	16,455	22,831
Loss from operations	(11,557)	(23,125)	(29,703)	(42,619)
Other income, net
Interest income, net	30	1,052	246	2,291
Gain on revaluation of common stock warrant liabilities	459	115	344	115
Other income (expense), net	12	18	31	(37)
Total other income, net	501	1,185	621	2,369
Net loss and comprehensive loss to common stockholders	$(11,056)	$(21,940)	$(29,082)	$(40,250)

Net loss per share - basic and diluted	$(0.90)	$(1.87)	$(2.39)	$(3.45)

Weighted-average shares used in per share calculation - basic and diluted	12,271,587	11,717,238	12,152,245	11,675,770

ESS Tech, Inc.
Condensed Balance Sheets
(unaudited)
(in thousands, except share data)

	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$797	$13,341
Restricted cash, current	906	906
Accounts receivable, net	148	215
Short-term investments	—	18,263
Inventory	4,672	5,641
Prepaid expenses and other current assets	4,644	4,998
Total current assets	11,167	43,364
Property and equipment, net	21,891	20,582
Intangible assets, net	4,523	4,656
Operating lease right-of-use assets	772	1,503
Restricted cash, non-current	618	948
Other non-current assets	646	760
Total assets	$39,617	$71,813
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,629	$8,070
Accrued and other current liabilities	8,875	9,315
Accrued product warranties	2,198	3,288
Operating lease liabilities, current	872	1,692
Deferred revenue, current	1,383	5,237
Total current liabilities	23,957	27,602
Deferred revenue, non-current - related parties	11,815	14,400
Common stock warrant liabilities	458	802
Other non-current liabilities	83	125
Total liabilities	36,313	42,929
Stockholders' equity:
Preferred stock ($0.0001 par value; 200,000,000 shares authorized, none issued and outstanding as of June 30, 2025 and December 31, 2024)	—	—
Common stock ($0.0001 par value; 1,000,000,000 shares authorized, 12,896,146 and 11,986,516 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively)	1	1
Additional paid-in capital	814,764	811,262
Accumulated deficit	(811,461)	(782,379)
Total stockholders' equity	3,304	28,884
Total liabilities and stockholders' equity	$39,617	$71,813

ESS Tech, Inc.
Condensed Statements of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(29,082)	$(40,250)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,085	2,521
Non-cash interest income	(155)	(1,573)
Non-cash lease expense	731	658
Stock-based compensation expense	2,699	5,880
Inventory write-down and losses on noncancellable purchase commitments	(744)	1,530
Change in fair value of common stock warrant liabilities	(344)	(115)
Other non-cash expenses, net	199	25
Changes in operating assets and liabilities:
Accounts receivable, net	86	1,526
Inventory	1,025	(2,875)
Prepaid expenses and other assets	468	(555)
Accounts payable	1,268	1,925
Accrued and other liabilities	(1,465)	(1,962)
Accrued product warranties	(1,090)	1,111
Deferred revenue	(6,458)	(1,209)
Operating lease liabilities	(820)	(768)
Net cash used in operating activities	(30,597)	(34,131)

Cash flows from investing activities:
Purchases of property and equipment	(1,491)	(1,565)
Maturities and purchases of short-term investments, net	18,411	51,752
Net cash provided by investing activities	16,920	50,187

Cash flows from financing activities:
Proceeds from issuance of common stock, net of commission fees	721	—
Proceeds from stock options exercised	6	21
Proceeds from contributions to Employee Stock Purchase Plan	103	214
Repurchase of shares from employees for income tax withholding purposes	(27)	(178)
Net cash provided by financing activities	803	57

Net change in cash, cash equivalents and restricted cash	(12,874)	16,113
Cash, cash equivalents and restricted cash, beginning of period	15,195	22,483
Cash, cash equivalents and restricted cash, end of period	$2,321	$38,596

ESS Tech, Inc.
Condensed Statements of Cash Flows (continued)
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2025	2024
Supplemental disclosures of cash flow information:
Cash paid for operating leases included in cash used in operating activities	$887	$874
Non-cash investing and financing transactions:
Purchase of property and equipment included in accounts payable and accrued and other current liabilities	4,277	1,970
Adjustment to right-of-use assets from lease modification	—	686
Transfers between inventory and property and equipment, net	668	1,051

Cash and cash equivalents	$797	$36,744
Restricted cash, current	906	906
Restricted cash, non-current	618	946
Total cash, cash equivalents and restricted cash shown in the condensed statements of cash flows	$2,321	$38,596

ESS Tech, Inc.
Reconciliation of GAAP to Non-GAAP Operating Expenses
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Research and development	$1,424	$2,836	$3,902	$6,382
Less: stock-based compensation	(127)	(908)	(502)	(1,309)
Non-GAAP research and development	$1,297	$1,928	$3,400	$5,073

Sales and marketing	$1,304	2,711	$3,254	$4,745
Less: stock-based compensation	(316)	(163)	(922)	(258)
Non-GAAP sales and marketing	$988	$2,548	$2,332	$4,487

General and administrative	$3,728	$6,178	$9,299	$11,704
Less: stock-based compensation	(697)	(1,540)	(1,151)	(2,974)
Non-GAAP general and administrative	$3,031	$4,638	$8,148	$8,730

Total operating expenses	$6,456	$11,725	$16,455	$22,831
Less: stock-based compensation	(1,140)	(2,611)	(2,575)	(4,541)
Non-GAAP total operating expenses	$5,316	$9,114	$13,880	$18,290

ESS Tech, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(11,056)	$(21,940)	$(29,082)	$(40,250)
Interest income, net	(30)	(1,052)	(246)	(2,291)
Stock-based compensation	1,670	3,026	2,904	5,880
Depreciation and amortization	1,545	1,302	3,085	2,521
Gain on revaluation of common stock warrant liabilities	(459)	(115)	(344)	(115)
Financing costs	568	—	986	—
Other income (expense), net	(12)	(18)	(31)	37
Adjusted EBITDA	$(7,774)	$(18,797)	$(22,728)	$(34,218)